Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the Registration Statement on Form N-6 (Nos. 333-183060 and 811-22659) of TIAA-CREF Life Separate Account VLI-2 of our report dated April 24, 2013 relating to the financial statements of TIAA-CREF Life Separate Account VLI-2, which appears in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

July 10, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the Registration Statement on Form N-6 (Nos. 333-183060 and 811-22659) of TIAA-CREF Life Separate Account VLI-2 of our report dated April 8, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting of Teachers Insurance and Annuity Association of America, which appears in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York. New York

July 10, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the Registration Statement on Form N-6 (Nos. 333-183060 and 811-22659) of TIAA-CREF Life Separate Account VLI-2 of our report dated April 9, 2013 relating to the financial statements of TIAA-CREF Life Insurance Company, which appears in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

July 10, 2013